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                                                                    EXHIBIT 23.1

                      CONSENTS OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46325 and 333-44098) of Getty Images, Inc. of our report dated March 29, 2001 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Seattle, Washington
March 29, 2001



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46325 and 333-44098) of Getty Images, Inc. of our report dated March 30, 2000 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers
Chartered Accountants

London, England
March 29, 2001